Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133007
August 28, 2008
HSBC USA INC.
Reverse Convertible Notes
PRICING SUPPLEMENT
(To the Prospectus dated April 5, 2006,
Prospectus Addendum dated December 12, 2007
Prospectus Supplement dated October 12, 2007 and the
Product Supplement dated October 23, 2007)

Terms used in this pricing supplement are described or defined in the product supplement, prospectus supplement, and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement, and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This pricing supplement relates to nine separate note offerings. Each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

•  Principal Amount: $1,000.00 per note
•  Offering Period End Date: August 26, 2008 at 4:00 pm, New York City time
•  Initial Public Offering Price: $1,000.00 per note (100 percent)
•  Initial Valuation Date: August 26, 2008
•  Issue Date: August 29, 2008

•  Final Price: The market price of the reference asset on the final valuation date.
•  Interest Payment Dates: The 29th calendar day of each month following the issue date (or, if that day is not a business day, the following business day), commencing on September 29, 2008 and ending on, and including, the maturity date.
•  Listing: The notes will not be listed on any U.S. securities exchange or quotation system.

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	INTEREST RATE (PER ANNUM)	INITIAL PRICE (1)	BARRIER LEVEL	BARRIER PRICE (2)	ISSUE AMOUNT	PHYSICAL DELIVERY AMOUNT (3)	AGENT’S DISCOUNT OR COMMISSION / TOTAL (4)	PROCEEDS TO US / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE(5)	MATURITY DATE(6)
BANK OF AMERICA CORPORATION (BAC)	19.00%	$29.02	65.00%	$18.8630	$839,000	34.4590	2.00% / $16,780.00	98.00% / $822,220.00	4042K0SD8 / US4042K0SD80	November 25, 2008	December 1, 2008
VMWARE, INC. (VMW)	16.00%	$36.98	60.00%	$22.1880	$100,000	27.0416	2.75% / $2,750.00	97.25% / $97,250.00	4042K0SJ5 / US4042K0SJ50	February 25, 2009	March 2, 2009
APACHE CORPORATION (APA)	14.00%	$115.76	75.00%	$86.8200	$115,000	8.6386	2.00% / $2,300.00	98.00% / $112,700.00	4042K0SE6 / US4042K0SE63	November 25, 2008	December 1, 2008
APPLE INC. (AAPL)	13.50%	$173.64	80.00%	$138.9120	$785,000	5.7590	2.00% / $15,700.00	98.00% / $769,300.00	4042K0SC0 / US4042K0SC08	November 25, 2008	December 1, 2008
AMERICAN EXPRESS COMPANY (AXP)	13.25%	$38.05	65.00%	$24.7325	$118,000	26.2812	3.00% / $3,540.00	97.00% / $114,460.00	4042K0SK2 / US4042K0SK24	August 26, 2009	August 31, 2009
Research In Motion Limited (RIMM)	13.00%	$127.18	60.00%	$76.3080	$411,000	7.8629	2.25% / $9,247.50	97.75% / $401,752.50	4042K0SG1 / US4042K0SG12	February 25, 2009	March 2, 2009
THE GOLDMAN SACHS GROUP (GS)	12.00%	$155.91	75.00%	$116.9325	$546,000	6.4140	2.00% / $10,920.00	98.00% / $535,080.00	4042K0SB2 / US4042K0SB25	November 25, 2008	December 1, 2008
JPMorgan Chase & Co. (JPM)	11.50%	$36.61	60.00%	$21.9660	$765,000	27.3149	2.25% / $17,212.50	97.75% / $747,787.50	4042K0SH9 / US4042K0SH94	February 25, 2009	March 2, 2009
AT&T INC. (T)	10.15%	$30.62	80.00%	$24.4960	$1,400,000	32.6584	3.25% / $45,500.00	96.75% / $1,354,500.00	4042K0SN6 / US4042K0SN62	August 26, 2009	August 31, 2009
(1)	The initial price represents the market price of the reference asset on the initial valuation date.
(2)	The barrier price represents the product of the barrier level of the reference asset multiplied by its initial price.
(3)	The physical delivery amount was determined by the calculation agent on the initial valuation date by dividing the principal amount of each note by the initial price of the reference asset.
(4)	Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission / Total,” above.
(5)	The final valuation date is subject to adjustment as described in the product supplement.
(6)	Expected. The maturity date will be 3 business days after the final valuation date and is subject to adjustment as described in the product supplement.

See “Risk Factors” in this pricing supplement beginning on page PR-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities Offered(7)	Maximum Aggregate Offering Price	Amount of Registration Fee(7)
Reverse Convertible Notes linked to BAC due December 1, 2008	$839,000	$32.97
Reverse Convertible Notes linked to VMW due March 2, 2009	$100,000	$3.93
Reverse Convertible Notes linked to APA due December 1, 2008	$115,000	$4.52
Reverse Convertible Notes linked to AAPL due December 1, 2008	$785,000	$30.85
Reverse Convertible Notes linked to AXP due August 31, 2009	$118,000	$4.64
Reverse Convertible Notes linked to RIMM due March 2, 2009	$411,000	$16.15
Reverse Convertible Notes linked to GS due December 1, 2008	$546,000	$21.46
Reverse Convertible Notes linked to JPM due March 2, 2009	$765,000	$30.06
Reverse Convertible Notes linked to T due August 31, 2009	$1,400,000	$55.02
(7) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended

HSBC SECURITIES (USA) INC. August 28, 2008

GENERAL TERMS

This pricing supplement relates to nine separate note offerings. Each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated October 12, 2007, the prospectus addendum dated December 12, 2007 and the product supplement dated October 23, 2007. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PR-2 of this document, page PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement, prospectus addendum and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement, prospectus addendum and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, prospectus addendum and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•  the product supplement atwww.sec.gov/Archives/edgar/data/83246/000114420407055751/v091073_424b2.htm
•  the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000114420407053900/v090138_424b2.htm
•  the prospectus addendum at www.sec.gov/Archives/edgar/data/83246/000114420407067025/v096997_424b2.htm
•  the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in any of the notes is not equivalent to investing directly in the relevant reference asset. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”; and

•	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset.”

1.  The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of your note and may be zero. Accordingly, you may lose the entire principal amount of each note you purchase.

We cannot predict the final price of any reference asset on the final valuation date.

2.  You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3.  Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” beginning on page PR-4 of this pricing supplement and “Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, prospectus addendum, product supplement and this pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

4.  There is a limited amount of historical data on VMware, Inc.

According to publicly available information, the common stock of VMware Inc. commenced trading on August 14, 2007. As a result, there is a limited amount of historical data that can be provided for VMware Inc. For more information on VMware Inc., note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of that reference asset below.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD 1,000 investment in the notes will pay USD 1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive per note will be less than the principal amount of each note and may be zero. Accordingly, you may lose the entire principal amount of your each note you purchase. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date. The term “market disruption event” is described and defined in the product supplement.

In the event that the final valuation date is postponed or extended and the maturity date is postponed or extended as described under “Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity per note is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of each note by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this pricing supplement, and interest payments will be made on the interest payment dates specified on the front cover of this pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one reasonable approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” We intend to treat the notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits that have a maturity date of August 31, 2009 as long-term obligations, and the other Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement for certain U.S. federal income tax considerations applicable to long-term obligations. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information regarding the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the primary exchange, of that reference asset for each quarter in the period from January 1, 2005 through June 30, 2008 and for the period from July 1, 2008 through August 26, 2008. We obtained the data in these tables from Bloomberg Professional® service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD 1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•  If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash);

•  If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD 1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or

•  If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD 1,000 at maturity.

Each table of hypothetical returns is provided for illustrative purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

BANK OF AMERICA CORPORATION (BAC)

Description of Bank of America Corporation

According to publicly available information, Bank of America Corporation (“Bank of America”), a financial holding company, provides banking and non-banking financial services in the United States and internationally. Bank of America provides a range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking, and Global Wealth and Investment Management.

Bank of America’s SEC file number is 1-6523.

Historical Performance of Bank of America

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	47.20	43.43	44.10
June 30, 2005	47.42	43.47	45.61
September 30, 2005	46.05	41.14	42.10
December 30, 2005	47.25	41.38	46.15
March 31, 2006	47.20	42.98	45.54
June 30, 2006	50.50	45.26	48.10
September 29, 2006	54.00	47.59	53.57
December 29, 2006	55.08	51.32	53.39
March 30, 2007	54.21	48.36	51.02
June 29, 2007	52.20	48.55	48.89
September 28, 2007	52.77	46.52	50.27
December 31, 2007	52.95	40.61	41.26
March 31, 2008	45.08	33.25	37.91
June 30, 2008	41.37	23.65	23.87
July 1, 2008 through August 26, 2008	34.39	18.44	29.02

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 19.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.56 percent constitutes interest on the Deposit and 16.44 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “Hypothetical Examples” above for more information.

Reference Asset:	Bank of America
Initial Price:	USD 29.02
Barrier Level:	65.00%
Interest Rate:	19.00 percent per annum
Physical Delivery Amount:	34.4590 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	4.75%		100.00%
+	90%	4.75%		90.00%
+	80%	4.75%		80.00%
+	70%	4.75%		70.00%
+	60%	4.75%		60.00%
+	50%	4.75%		50.00%
+	40%	4.75%		40.00%
+	30%	4.75%		30.00%
+	20%	4.75%		20.00%
+	10%	4.75%		10.00%
	0%	4.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.25%	4.75%	-10.00%
-	20%	-15.25%	4.75%	-20.00%
-	30%	-25.25%	4.75%	-30.00%
-	40%	-35.25%	N/A	-40.00%
-	50%	-45.25%	N/A	-50.00%
-	60%	-55.25%	N/A	-60.00%
-	70%	-65.25%	N/A	-70.00%
-	80%	-75.25%	N/A	-80.00%
-	90%	-85.25%	N/A	-90.00%
-	100%	-95.25%	N/A	-100.00%

VMWARE, INC. (VMW)

Description of VMware, Inc.

According to publicly available information, VMWARE, INC. (“VMWare”) and its subsidiaries provide virtualization solutions worldwide. VMWare’s virtualization solutions separate the operating system and application software from the underlying hardware to achieve improvements in efficiency, availability, flexibility, and manageability. VMWare's solutions enable organizations to aggregate multiple servers, storage infrastructure, and networks together into shared pools of capacity that can be allocated to applications as needed. VMWare's virtualization platforms include a hypervisor for system partitioning that provides the capability to run multiple operating systems simultaneously on the same physical machine.

The common stock of VMware commenced trading in the third quarter of 2007 on the relevant exchange; therefore, the historical prices for common stock of VMware commenced in and started from the third quarter of 2007.

VMWare’s SEC file number is 001-33622.

Historical Performance of VMware

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	85.52	48.00	85.00
December 31, 2007	125.25	71.00	84.99
March 31, 2008	86.93	41.41	42.82
June 30, 2008	72.08	42.05	53.86
July 1, 2008 through August 26, 2008	57.00	32.31	36.98

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 16.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.87 percent constitutes interest on the Deposit and 13.13 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	VMware
Initial Price:	USD 36.98
Barrier Level:	60.00%
Interest Rate:	16.00 percent per annum
Physical Delivery Amount:	27.0416 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	8.00%		100.00%
+	90%	8.00%		90.00%
+	80%	8.00%		80.00%
+	70%	8.00%		70.00%
+	60%	8.00%		60.00%
+	50%	8.00%		50.00%
+	40%	8.00%		40.00%
+	30%	8.00%		30.00%
+	20%	8.00%		20.00%
+	10%	8.00%		10.00%
	0%	8.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.00%	8.00%	-10.00%
-	20%	-12.00%	8.00%	-20.00%
-	30%	-22.00%	8.00%	-30.00%
-	40%	-32.00%	8.00%	-40.00%
-	50%	-42.00%	N/A	-50.00%
-	60%	-52.00%	N/A	-60.00%
-	70%	-62.00%	N/A	-70.00%
-	80%	-72.00%	N/A	-80.00%
-	90%	-82.00%	N/A	-90.00%
-	100%	-92.00%	N/A	-100.00%

APACHE CORPORATION (APA)

Description of Apache Corporation

According to publicly available information, Apache Corporation (“Apache”) is an independent energy company that engages in the exploration, development, and production of crude oil, natural gas, and natural gas liquids. Apache has exploration and production interests in the Gulf of Mexico, the Gulf Coast, east Texas, the Permian basin, the Anadarko basin, and the Western Sedimentary basin of Canada. Apache sells its natural gas to local distribution companies, utilities, end-users, integrated oil and gas companies, and marketers; and crude oil to integrated oil companies, purchasers, transporters, and refiners.

Apache’s SEC file number is 1-4300.

Historical Performance of Apache

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	65.90	47.45	61.23
June 30, 2005	67.98	51.52	64.60
September 30, 2005	78.11	64.90	75.22
December 30, 2005	75.95	59.40	68.52
March 31, 2006	76.21	63.25	65.51
June 30, 2006	75.65	56.52	68.25
September 29, 2006	72.40	59.18	63.20
December 29, 2006	70.50	59.99	66.51
March 30, 2007	73.44	63.01	70.70
June 29, 2007	87.82	70.53	81.59
September 28, 2007	91.24	72.67	90.06
December 31, 2007	109.32	87.44	107.54
March 31, 2008	122.33	84.52	120.82
June 30, 2008	149.23	117.67	139.00
July 1, 2008 through August 26, 2008	145.00	100.45	115.76

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 14.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.56 percent constitutes interest on the Deposit and 11.44 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Apache
Initial Price:	USD 115.76
Barrier Level:	75.00%
Interest Rate:	14.00 percent per annum
Physical Delivery Amount:	8.6386 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.50%		100.00%
+	90%	3.50%		90.00%
+	80%	3.50%		80.00%
+	70%	3.50%		70.00%
+	60%	3.50%		60.00%
+	50%	3.50%		50.00%
+	40%	3.50%		40.00%
+	30%	3.50%		30.00%
+	20%	3.50%		20.00%
+	10%	3.50%		10.00%
	0%	3.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.50%	3.50%	-10.00%
-	20%	-16.50%	3.50%	-20.00%
-	30%	-26.50%	N/A	-30.00%
-	40%	-36.50%	N/A	-40.00%
-	50%	-46.50%	N/A	-50.00%
-	60%	-56.50%	N/A	-60.00%
-	70%	-66.50%	N/A	-70.00%
-	80%	-76.50%	N/A	-80.00%
-	90%	-86.50%	N/A	-90.00%
-	100%	-96.50%	N/A	-100.00%

APPLE INC. (APPL)

Description of Apple Inc.

According to publicly available information, Apple Inc. (“Apple”) designs, manufactures, and markets personal computers and related personal computing and communicating solutions. Apple's products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music store.

Apple’s SEC file number is 000-10030

Historical Performance of Apple

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.44	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	87.05	57.67	62.72
June 30, 2006	73.38	55.41	57.12
September 29, 2006	77.78	50.35	77.03
December 29, 2006	93.15	72.60	84.84
March 30, 2007	97.80	81.90	92.91
June 29, 2007	127.60	89.60	122.04
September 28, 2007	155.00	111.62	153.54
December 31, 2007	202.96	150.64	198.08
March 31, 2008	200.20	115.44	143.50
June 30, 2008	192.24	144.54	167.44
July 1, 2008 through August 26, 2008	180.91	146.55	173.64

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.56 percent constitutes interest on the Deposit and 10.94 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Apple
Initial Price:	USD 173.64
Barrier Level:	80.00%
Interest Rate:	13.50 percent per annum
Physical Delivery Amount:	5.7590 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.375%		100.00%
+	90%	3.375%		90.00%
+	80%	3.375%		80.00%
+	70%	3.375%		70.00%
+	60%	3.375%		60.00%
+	50%	3.375%		50.00%
+	40%	3.375%		40.00%
+	30%	3.375%		30.00%
+	20%	3.375%		20.00%
+	10%	3.375%		10.00%
	0%	3.375%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-6.625%	3.375%	-10.00%
-	20%	-16. 625%	3.375%	-20.00%
-	30%	-26. 625%	N/A	-30.00%
-	40%	-36. 625%	N/A	-40.00%
-	50%	-46. 625%	N/A	-50.00%
-	60%	-56. 625%	N/A	-60.00%
-	70%	-66. 625%	N/A	-70.00%
-	80%	-76. 625%	N/A	-80.00%
-	90%	-86. 625%	N/A	-90.00%
-	100%	-96. 625%	N/A	-100.00%

AMERICAN EXPRESS COMPANY (AXP)

Description of American Express Company

According to publicly available information, American Express Company (“American Express”), together with its subsidiaries, operates as a payments, network, and travel company worldwide. American Express offers individual consumer charge cards, revolving credit cards, and cobrand cards; and merchant acquisition and processing, and proprietary payments services. American Express also issues travelers checks; various prepaid products, including reloadable and nonreloadable prepaid cards; incentive prepaid products, such as gift cheques, points-based incentive cards, and incentive funds card; and prepaid gift cards.

American Express’ SEC file number is 001-07657.

Historical Performance of American Express

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	50.77	43.78	44.97
June 30, 2005	48.41	43.34	46.59
September 30, 2005	52.06	45.78	50.28
December 30, 2005	53.05	46.60	51.46
March 31, 2006	55.00	51.05	52.55
June 30, 2006	54.90	50.92	53.22
September 29, 2006	56.19	49.75	56.08
December 29, 2006	62.50	55.00	60.67
March 30, 2007	61.00	53.91	56.40
June 29, 2007	65.24	55.34	61.18
September 28, 2007	65.89	55.50	59.37
December 31, 2007	63.63	50.37	52.02
March 31, 2008	52.32	39.50	43.72
June 30, 2008	52.63	37.61	37.67
July 1, 2008 through August 26, 2008	42.50	35.10	38.05

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.25 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.97 percent constitutes interest on the Deposit and 10.28 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	American Express
Initial Price:	USD 38.05
Barrier Level:	65.00%
Interest Rate:	13.25 percent per annum
Physical Delivery Amount:	26.2812 shares (fractional shares paid in cash)
Term of Notes:	12 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	13.25%		100.00%
+	90%	13.25%		90.00%
+	80%	13.25%		80.00%
+	70%	13.25%		70.00%
+	60%	13.25%		60.00%
+	50%	13.25%		50.00%
+	40%	13.25%		40.00%
+	30%	13.25%		30.00%
+	20%	13.25%		20.00%
+	10%	13.25%		10.00%
	0%	13.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	3.25%	13.25%	-10.00%
-	20%	-6.75%	13.25%	-20.00%
-	30%	-16.75%	13.25%	-30.00%
-	40%	-26.75%	N/A	-40.00%
-	50%	-36.75%	N/A	-50.00%
-	60%	-46.75%	N/A	-60.00%
-	70%	-56.75%	N/A	-70.00%
-	80%	-66.75%	N/A	-80.00%
-	90%	-76.75%	N/A	-90.00%
-	100%	-86.75%	N/A	-100.00%

RESEARCH IN MOTION LIMITED (RIMM)

Description of Research In Motion Limited

According to publicly available information, Research In Motion Limited (“Research In Motion”) designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. Research In Motion provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

Research In Motion’s SEC file number is 0-29898.

Historical Performance of Research In Motion

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	27.88	20.09	25.47
June 30, 2005	28.18	20.63	24.58
September 30, 2005	27.50	22.38	22.80
December 30, 2005	23.14	17.00	22.00
March 31, 2006	30.18	20.97	28.29
June 30, 2006	29.37	20.34	23.26
September 29, 2006	34.83	20.71	34.22
December 29, 2006	47.55	32.92	42.59
March 30, 2007	49.02	39.92	45.50
June 29, 2007	66.86	42.93	66.66
September 28, 2007	100.98	61.55	98.55
December 31, 2007	137.00	95.02	113.40
March 31, 2008	118.35	80.20	112.23
June 30, 2008	148.11	113.01	116.90
July 1, 2008 through August 26, 2008	135.00	101.86	127.18

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 13.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.87 percent constitutes interest on the Deposit and 10.13 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Research In Motion
Initial Price:	USD 127.18
Barrier Level:	60.00%
Interest Rate:	13.00 percent per annum
Physical Delivery Amount:	7.8629 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	6.50%	-30.00%
-	40%	-33.50%	6.50%	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-93.50%	N/A	-100.00%

THE GOLDMAN SACHS GROUP, INC. (GS)

Description of The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (“Goldman Sachs”) is a global investment banking and securities firm specializing in investment banking, trading and principal investments, and asset management and securities services. Goldman Sachs provides services to corporations, financial institutions, governments, and high-net worth individuals.

Goldman Sachs’ SEC file number is 001-14965.

Historical Performance of Goldman Sachs

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	113.93	101.79	109.99
June 30, 2005	114.25	94.77	102.02
September 30, 2005	121.70	102.16	121.58
December 30, 2005	134.94	110.35	127.71
March 31, 2006	159.62	124.25	156.96
June 30, 2006	169.31	136.90	150.43
September 29, 2006	171.15	139.00	169.17
December 29, 2006	206.39	168.51	199.35
March 30, 2007	222.75	189.85	206.63
June 29, 2007	233.94	203.29	216.75
September 28, 2007	225.76	157.38	216.74
December 31, 2007	250.70	197.10	215.05
March 31, 2008	215.05	140.27	165.39
June 30, 2008	203.30	161.22	174.90
July 1, 2008 through August 26, 2008	190.00	152.26	155.91

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 12.00 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.56 percent constitutes interest on the Deposit and 9.44 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	Goldman Sachs
Initial Price:	USD 155.91
Barrier Level:	75.00%
Interest Rate:	12.00 percent per annum
Physical Delivery Amount:	6.4140 shares (fractional shares paid in cash)
Term of Notes:	3 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	3.00%		100.00%
+	90%	3.00%		90.00%
+	80%	3.00%		80.00%
+	70%	3.00%		70.00%
+	60%	3.00%		60.00%
+	50%	3.00%		50.00%
+	40%	3.00%		40.00%
+	30%	3.00%		30.00%
+	20%	3.00%		20.00%
+	10%	3.00%		10.00%
	0%	3.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-7.00%	3.00%	-10.00%
-	20%	-17.00%	3.00%	-20.00%
-	30%	-27.00%	N/A	-30.00%
-	40%	-37.00%	N/A	-40.00%
-	50%	-47.00%	N/A	-50.00%
-	60%	-57.00%	N/A	-60.00%
-	70%	-67.00%	N/A	-70.00%
-	80%	-77.00%	N/A	-80.00%
-	90%	-87.00%	N/A	-90.00%
-	100%	-97.00%	N/A	-100.00%

JPMORGAN CHASE & CO. (JPM)

Description of JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan Chase”) provides global financial services under the JP Morgan brand and retail banking under the Chase brand. JPMorgan Chase provides services such as investment banking, treasury and securities services, asset management, private banking, cardmember services, commercial banking, and home finance. JPMorgan Chase serves business enterprises, institutions, and individuals.

JPMorgan Chase’s SEC file number is 1-5805.

Historical Performance of JPMorgan Chase

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	39.65	34.35	34.60
June 30, 2005	36.49	33.36	35.32
September 30, 2005	35.95	33.32	33.93
December 30, 2005	40.56	32.98	39.69
March 31, 2006	42.42	37.88	41.64
June 30, 2006	46.80	39.34	42.00
September 29, 2006	47.49	40.40	46.96
December 29, 2006	49.00	45.51	48.30
March 30, 2007	51.95	45.91	48.38
June 29, 2007	53.25	47.70	48.45
September 28, 2007	50.48	42.18	45.82
December 31, 2007	48.02	40.15	43.65
March 31, 2008	49.28	36.02	42.95
June 30, 2008	49.75	33.96	34.31
July 1, 2008 through August 26, 2008	43.00	29.25	36.61

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 11.50 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.87 percent constitutes interest on the Deposit and 8.63 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	JPMorgan Chase
Initial Price:	USD 36.61
Barrier Level:	60%
Interest Rate:	11.50 percent per annum
Physical Delivery Amount:	27.3149 shares (fractional shares paid in cash)
Term of Notes:	6 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.75%		100.00%
+	90%	5.75%		90.00%
+	80%	5.75%		80.00%
+	70%	5.75%		70.00%
+	60%	5.75%		60.00%
+	50%	5.75%		50.00%
+	40%	5.75%		40.00%
+	30%	5.75%		30.00%
+	20%	5.75%		20.00%
+	10%	5.75%		10.00%
	0%	5.75%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.25	5.75%	-10.00%
-	20%	-14.25%	5.75%	-20.00%
-	30%	-24.25%	5.75%	-30.00%
-	40%	-34.25%	5.75%	-40.00%
-	50%	-44.25%	N/A	-50.00%
-	60%	-54.25%	N/A	-60.00%
-	70%	-64.25%	N/A	-70.00%
-	80%	-74.25%	N/A	-80.00%
-	90%	-84.25%	N/A	-90.00%
-	100%	-94.25%	N/A	-100.00%

AT&T INC. (T)

Description of AT&T INC.

According to publicly available information, AT&T INC. (“AT&T”) provides communications services in the United States. AT&T provides local and long-distance phone service, wireless and data communications, paging, Internet access and messaging, cable and satellite television, security services, and telecommunications equipment. AT&T also provides directory advertising and publishing.

AT&T’s SEC file number is 1-8610.

Historical Performance of AT&T

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2005	25.98	23.01	23.69
June 30, 2005	24.32	22.81	23.75
September 30, 2005	24.97	23.23	23.97
December 30, 2005	25.58	21.90	24.49
March 31, 2006	28.75	24.24	27.04
June 30, 2006	28.03	24.72	27.89
September 29, 2006	33.76	26.36	32.56
December 29, 2006	36.21	31.57	35.75
March 30, 2007	39.86	33.21	39.43
June 29, 2007	41.54	38.38	41.50
September 28, 2007	42.97	36.53	42.31
December 31, 2007	42.79	36.25	41.56
March 31, 2008	41.94	32.95	38.30
June 30, 2008	40.70	32.64	33.69
July 1, 2008 through August 26, 2008	33.58	29.72	30.62

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 10.15 percent per annum interest rate on the notes among interest on the Deposit and Put Premium, 2.97 percent constitutes interest on the Deposit and 7.18 percent constitutes Put Premium.

Offering Information

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. The hypothetical returns are rounded to the nearest hundredth decimal place. See “- Hypothetical Examples” above for more information.

Reference Asset:	AT&T
Initial Price:	USD 30.62
Barrier Level:	80.00%
Interest Rate:	10.15 percent per annum
Physical Delivery Amount:	32.6584 shares (fractional shares paid in cash)
Term of Notes:	12 months
Reinvestment Rate for Note Interest:	0 percent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	10.15%		100.00%
+	90%	10.15%		90.00%
+	80%	10.15%		80.00%
+	70%	10.15%		70.00%
+	60%	10.15%		60.00%
+	50%	10.15%		50.00%
+	40%	10.15%		40.00%
+	30%	10.15%		30.00%
+	20%	10.15%		20.00%
+	10%	10.15%		10.00%
	0%	10.15%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	0.15%	10.15%	-10.00%
-	20%	-9.85%	10.15%	-20.00%
-	30%	-19.85%	N/A	-30.00%
-	40%	-29.85%	N/A	-40.00%
-	50%	-39.85%	N/A	-50.00%
-	60%	-49.85%	N/A	-60.00%
-	70%	-59.85%	N/A	-70.00%
-	80%	-69.85%	N/A	-80.00%
-	90%	-79.85%	N/A	-90.00%
-	100%	-89.85%	N/A	-100.00%